UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

EDISON INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

California	001-9936	95-4137452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

(626) 302-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This current report and its exhibits include forward-looking statements. Edison International based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2020, Edison International (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, and the Purchasers agreed to purchase and acquire, 14,181,882 shares of the Company’s common stock, no par value (the “Shares”), in a registered direct offering (the “Offering”). The Shares were offered at a purchase price of $56.41 per share, and the aggregate gross proceeds to the Company from the Offering is expected to be approximately $800 million, before deducting certain fees and expenses related to the Offering and payable by the Company, including the Offering Fees (as defined below). The Offering is expected to close on or about May 15, 2020, subject to customary closing conditions.

The Purchase Agreements contain representations, warranties and other provisions customary for transactions of this nature.

In connection with the Offering, the Company also entered into a Placement Agency Agreement, dated May 13, 2020 (the “Placement Agency Agreement”), with Moelis & Company LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Barclays Capital Inc. (collectively, the “Placement Agents”). Pursuant to the Placement Agency Agreement and the engagement letters entered into or expected to be entered into with other advisors, the Company estimates that it will pay fees to the Placement Agents and other financial advisors in an aggregate amount of $14 million (the “Offering Fees”) upon and subject to the closing of the Offering. The Company has also agreed to reimburse the Placement Agents for certain expenses incurred by the Placement Agents in connection with the Offering.

The Company offered the Shares pursuant to a prospectus supplement dated May 13, 2020, and a shelf registration statement on Form S-3ASR (File No. 333- 231121) that was originally filed with the Securities and Exchange Commission on April 30, 2019.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the opinion of Michael A. Henry, the Company’s Assistant General Counsel, relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events

On May 13, 2020, the Company issued a press release announcing the Offering. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Michael A. Henry, dated May 13, 2020

10.1	Form of Common Stock Purchase Agreement, by and between Edison International and the Purchasers party thereto

23.1	Consent of Michael A. Henry (included in Exhibit 5.1)

99.1	Press Release, dated May 13, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 13, 2020